Exhibit 10.7

AMENDED AND RESTATED INTERCOMPANY NOTE

US $86,425,000.00	Dated May 30, 2014

WHEREAS, Fidelity National Financial, Inc., a Delaware corporation (the “Lender”), and Black Knight Financial Services, LLC, a Delaware limited liability company (the “Borrower”) entered into that certain Intercompany Note, dated as of January 6, 2014 (the “Existing Note”), pursuant to which the Lender extended a loan in an original principal amount of $63,000,000.00 to the Borrower;

WHEREAS, on March 31, 2104, the Lender extended an Incremental Loan (as defined in the Existing Note) to the Borrower in a principal amount of $25,000,000.00;

WHEREAS, on March 31, 2014, the Borrower repaid an aggregate principal amount due under the Existing Note equal to $1,548,000.00 such that after giving effect to such repayment, the aggregate outstanding principal amount owed by the Borrower thereunder was $86,425,000.00; and

WHEREAS, the Lender and the Borrower have agreed to amend and restate the Existing Note in its entirety as provided in this Amended and Restated Intercompany Note (this “Note”).

FOR VALUE RECEIVED, the Borrower hereby unconditionally promises to pay to the order of the Lender the principal sum of eighty-six million four hundred twenty-five thousand United States dollars (US $86,425,000.00) (the “Principal Sum”), on the terms set forth below.

1. Repayment. The Borrower hereby unconditionally promises to repay the Principal Sum of this Note to the Lender on January 6, 2024 (the “Maturity Date”), in an amount equal to the remainder of the outstanding principal amount of this Note together with accrued and unpaid interest on the outstanding principal amount of this Note to but excluding the date of such payment. The Borrower shall have the option to prepay, at any time and from time to time, all or any portion of the outstanding principal amount hereunder, without premium or penalty.

2. Place of Payment. All amounts payable hereunder shall be payable to the Lender by wire transfer of immediately available funds into an account or accounts designated by the Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.

3. Interest. The Principal Sum remaining from time to time unpaid and outstanding shall bear interest at a rate of 10.0% per annum, calculated on the basis of a year of 365 days. Such interest shall be calculated and payable quarterly on the last day of each March, June, September and December of each fiscal year. For the avoidance of doubt, any interest that accrued on the Principal Sum (as defined in the Existing Note) under the Existing Note prior to the date hereof that has not been paid to the Lender shall be due and payable on the interest payment date immediately succeeding the date hereof.

4. Creditor Rights. In the event that (i) Borrower shall fail to make any scheduled payment of interest hereunder prior to maturity, (ii) Borrower shall be dissolved or adjudicated insolvent, or (iii) Borrower shall cease engaging in business operations, (iv) any legal proceeding by any judgment creditor is commenced against Borrower to attach or levy upon any material property of Borrower, which his not dismissed within forty-five (45) days, (v) Borrower shall become the subject of any bankruptcy (including, without limitation, any reorganization under Chapter 11 of Title 11 of the United States Code and /or its foreign equivalent), insolvency, receivership, liquidation (including, without limitation, any liquidation under Chapter 7 of Title 11 of the United States Code and/or its foreign equivalent), or dissolution under applicable law or statute, or (vi) Borrower shall make a general assignment for the

[NOTE]

benefit of its creditors, then, in each case of clauses (i) through (vi) above, the Lender, at its option, shall have the right to declare the entire Principal Sum outstanding hereunder to be immediately due and payable without notice or demand. In such event, Borrower shall be required to make immediate payment of the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon.

5. Miscellaneous.

(a) Submission to Jurisdiction; Waivers; Amendments. THE LENDER AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. The Borrower hereby waives presentment and demand for payment, notice of dishonour, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and the Lender.

(b) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.

(c) Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.

(d) Counterparts; Binding Effect; Successors and Assigns. This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Note shall be assignable by the Borrower without the prior written consent of the Lender. Subject to the foregoing, this Note and every part hereof shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and any of its successors and assigns.

6. Amendment and Restatement. The terms and conditions of the Existing Note are amended as set forth in, and restated in their entirety and superseded by, this Note. Nothing in this Note shall be deemed to be a novation of any of the obligations under the Existing Note. Notwithstanding any provisions of this Note, the execution and delivery of this Note and the incurrence of the obligations hereunder shall be in substitute for, but not in payment of, the obligations owed by the Borrower under the Existing Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above,

THE BORROWER:

BLACK KNIGHT FINANCIAL SERVICES, LLC

By:	/s/ David Ducommun
Name:	David Ducommun
Title:	Senior Vice President

THE LENDER:

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Brent B. Bickett
Name:	Brent B. Bickett
Title:	President

[Amended and Restated Intercompany Note - FNF & BKIS LLC]